Exhibit 99.1

RF Monolithics Announces CEO Change in Conjunction with Strengthened Murata Relationship

DALLAS--(BUSINESS WIRE)--March 10, 2011--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or the “Company”) today announced that RFM’s Board of Directors has appointed Farlin A. Halsey President, CEO and a director of RFM. Mr. Halsey’s prior position was Senior Vice President of Marketing and M2M Business. Mr. Halsey has over 20 years of industry experience, the last three as an officer with RFM. Prior to joining RFM, Mr. Halsey was VP of Marketing and most recently VP of Corporate Strategy and Alliances for NovAtel, Inc., a leading OEM of precision global navigation satellite system (GNSS) components and subsystems. Prior to NovAtel, Mr. Halsey was VP of Marketing for JP Mobile, a Dallas, Texas based software provider.

Mr. Halsey succeeds Mr. David M. Kirk, who will continue his employment until March 31, 2011 to facilitate the transition of his responsibilities to Mr. Halsey. Mr. Kirk resigned to become the President, CEO and a director of Murata Electronics North America, Inc., a subsidiary of Murata Manufacturing Co., Ltd., (6981.OSE/TSE).

William L. Eversole, RFM’s Chairman said, “We appreciate David’s dedicated leadership over the past 12 years. He saw the Company through a variety of business cycles and recently worked with RFM’s team to stabilize the Company in the wake of the economic collapse. We wish him well in his new position and look forward to continuing to work with David and Murata, given the continued emergence of the RFM/Murata business collaboration. In connection with David’s move, we have modified our agreements with Murata in ways designed to strengthen the relationship and the revenue potential for both companies.” Mr. Eversole added, “Fortunately, RFM has in place a comprehensive succession plan which had identified Mr. Halsey as an outstanding succession candidate for CEO, which should facilitate a smooth transition. Additionally, we’re pleased that David Crawford, RFM’s Vice President of Sales, is being named as Vice President of Sales and Marketing.”

Mr. Halsey said, “I am pleased and honored to step into the CEO role and lead the high quality team at RFM. I believe we are well positioned for growth given the opportunities in our base business, and our new strategic programs, both internally developed as well as through collaborations, such as we have with Murata. We intend to provide additional information regarding our vision and strategic plan during our earnings release and conference call scheduled for later this month.”

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, and future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2010. We do not assume any obligation to update any information contained in this release.

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com